UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2025

MANPOWERGROUP INC.

(Exact name of registrant as specified in its charter)

Wisconsin	1-10686	39-1672779
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Manpower Place
Milwaukee, Wisconsin	53212
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (414) 961-1000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	MAN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Appointment of Principal Officers

On May 22, 2025, the Board of Directors of ManpowerGroup, Inc. (the “Company”) appointed Becky Frankiewicz as the Company’s President & Chief Strategy Officer effective as of June 1, 2025.

Ms. Frankiewicz, 53, has served as the Company’s Regional President, North America and Chief Commercial Officer since June 2022, and previously served as the Company’s Regional President, North America from July 2017 to June 2022. Prior thereto, she served as the General Manager Quaker Foods North America at PepsiCo from October 2014 to July 2017. She has been a director of Energizer Holdings, Inc. since January 2020.

Since January 1, 2024, there have been no transactions, and there are currently no proposed transactions, to which the Company was or is a participant and in which Ms. Frankiewicz had or is to have a direct or indirect material interest that would require disclosure pursuant to Item 404(a) of Regulation S-K.

The Company’s press release announcing the appointment of Ms. Frankiewicz is attached hereto as Exhibit 99.1 and is incorporated by reference.

Item 9.01. Exhibits

Exhibit No.	Description
99.1	Press Release dated May 22, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANPOWERGROUP INC.

Dated: May 22, 2025	By:	/s/ Shannon Kobylarczyk
	Name:	Shannon Kobylarczyk
	Title:	Vice President, Corporate Secretary